Exhibit 99

XPLR Infrastructure, LP
Media.relations@XPLRInfrastructure.com
Jan. 28, 2025

FOR IMMEDIATE RELEASE

XPLR Infrastructure, LP announces strategic repositioning
•Moving from an acquisition and distribution model to a business that invests its retained cash flows in its existing assets and other attractive investments
•Suspending its distribution to common unitholders for an indefinite period, facilitating a business plan that does not include any equity issuance
•All convertible equity portfolio financing buyout payments are expected to be paid in cash
•Received credit ratings affirmations from each of the agencies
•Reporting fourth-quarter and full-year 2024 financial results and providing expectations for adjusted EBITDA and free cash flow before growth

JUNO BEACH, Fla. – XPLR Infrastructure, LP (NYSE: NEP) is moving from a business model that focused almost entirely on raising new capital to acquire assets while distributing substantially all of its excess cash flows to unitholders to a model in which XPLR Infrastructure utilizes retained operating cash flows to fund attractive investments. Accordingly, XPLR Infrastructure is announcing the suspension of distributions to unitholders for an indefinite period. By taking these actions today, XPLR Infrastructure adopts a plan that eliminates the need for equity issuances.

"We believe today's strategic repositioning of XPLR Infrastructure's business model will unlock the value of the strong cash flows in the existing portfolio and best position the partnership to allocate cash flow optimally for unitholders in the future," said John Ketchum, chairman of XPLR Infrastructure. "Suspending the distribution is a decision we do not take lightly. However, by doing so, the partnership will have a consistent source of capital which it can invest back in the business at attractive returns. We believe using our excess cash flow to buy out selected convertible equity portfolio financings and invest in our existing portfolio of high-quality assets are our best and most immediate value-enhancing opportunities for unitholders. Beyond these investments, we expect to have many other opportunities to reinvest our cash flow driven by the unprecedented demand for power in our country and the infrastructure required to serve it. The changes we are announcing today are intended to eliminate the need to issue equity, while enabling the partnership to both preserve its balance sheet capacity to facilitate near-term financings and maintain greater financial flexibility in the future to maximize unitholder value."

Repositioning its capital allocation model
XPLR Infrastructure plans to allocate its capital to the following opportunities:
•Fund cash buyout of selected convertible equity portfolio financings. XPLR Infrastructure expects to buy out selected convertible equity portfolio financings to produce double-digit unitholder returns.
•Invest in XPLR Infrastructure's existing assets. XPLR Infrastructure expects to make investments in opportunities at double-digit unitholder returns related to its existing assets, including wind repowering and battery storage opportunities across its approximately 10-gigawatt (GW) renewable portfolio.
•Explore additional growth opportunities. XPLR Infrastructure plans to evaluate investments in clean energy assets that can generate double-digit unitholder returns.
•Return capital to unitholders, including common unit buybacks. XPLR Infrastructure will measure future investment opportunities against returning capital to unitholders.

Addressing financing for all convertible equity portfolio financings
Today, XPLR Infrastructure has five convertible equity portfolio financings in place. XPLR Infrastructure intends to buy out three of these portfolios by the end of 2027. At the end of 2027, XPLR Infrastructure expects to have only two remaining convertible equity portfolio financings outstanding. XPLR Infrastructure has worked collaboratively with the investor in one of the two remaining convertible equity portfolio financings to create the option to restructure the approximately $1 billion buyout payment due in 2030 into smaller distributed payments through 2034 allowing XPLR Infrastructure to fund buyouts in that timeframe from cash flow. Following today's repositioning, XPLR Infrastructure believes it has a path to address all of the convertible equity portfolio financings which does not require additional equity issuances.

No change to its relationship with NextEra Energy
XPLR Infrastructure will continue to leverage the existing benefits from its current relationship with NextEra Energy, its largest unitholder, through existing agreements (e.g., MSA, O&M, ASA), meaningful board representation that remains unchanged and collaboration with respect to other investment opportunities in clean energy assets. XPLR Infrastructure will retain the same benefits and operational expertise that NextEra Energy currently provides across its entire portfolio.

Capital plan consistent with existing ratings
XPLR Infrastructure recently received credit ratings affirmations from each of the rating agencies. XPLR Infrastructure intends to refinance approximately $2.8 billion of debt maturities and convertible equity portfolio financing buyout payments in 2025 and 2026. XPLR Infrastructure has sufficient balance sheet capacity and liquidity to execute its plan.

Appointing new CEO
Alan Liu has been named president and chief executive officer of XPLR Infrastructure. Liu is an industry veteran with a proven track record of leadership who has held senior positions in risk management and corporate development at NextEra Energy. Liu also will remain an employee of NextEra Energy.

Prior to joining NextEra Energy in 2021, Liu was a managing director at Goldman Sachs, where he advised a broad range of public and private companies across the power, utilities, renewable energy and infrastructure sectors. Liu will be dedicated to running XPLR Infrastructure.

Fourth-quarter and full-year 2024 financial results
XPLR Infrastructure today reported fourth-quarter 2024 net loss attributable to XPLR Infrastructure of $101 million, which includes the one-time after-tax impairment of goodwill attributable to XPLR Infrastructure of $194 million. XPLR Infrastructure also reported fourth-quarter 2024 adjusted EBITDA of $483 million. For the full year 2024, XPLR Infrastructure reported net loss attributable to XPLR Infrastructure of $10 million, which includes the same one-time after-tax impairment of goodwill. XPLR Infrastructure also reported full-year 2024 adjusted EBITDA of $1.959 billion.

Expectations
XPLR Infrastructure expects to complete its previously announced 1.6-GW repowering program by mid-2026. XPLR Infrastructure believes there are numerous repowering and co-located storage opportunities within its existing portfolio and looks forward to informing investors as these opportunities are added to its backlog.

For 2025, assuming normal weather and operating conditions among other caveats, XPLR Infrastructure expects adjusted EBITDA to be roughly flat year-over-year, although results may be impacted by the timing of the expected sale of the Meade pipeline investment that is currently expected in the fourth quarter 2025. For calendar year 2026, XPLR Infrastructure expects the portfolio to deliver adjusted EBITDA of $1.75 billion to $1.95 billion. The decline in adjusted EBITDA of approximately $105 million is due to the expected sale of the Meade pipeline investment in the fourth quarter of 2025.

With the repositioning, XPLR Infrastructure is changing its cash flow expectations metric to free cash flow before growth. Cash available for distribution is no longer meaningful for an entity suspending its distribution indefinitely. As with other companies with meaningful free cash flow and multiple capital allocation opportunities, XPLR Infrastructure believes free cash flow before growth will be a more appropriate metric to help guide its capital allocation decisions.

Given that 2025 is a transition year which will have partial impacts of approximately $945 million for convertible equity portfolio financing buyouts, the potential Meade pipeline investment sale and other holdco financings, XPLR Infrastructure believes 2026 represents an appropriate baseline for its free cash flow before growth metric. XPLR Infrastructure expects free cash flow before growth to be in the range of $600 million to $700 million in 2026 and expects it to remain relatively consistent through the end of the decade. XPLR Infrastructure expects that cumulative free cash flow before growth will exceed the remaining convertible equity portfolio financing buyout options, which XPLR Infrastructure expects will provide it optionality to allocate capital for the benefit of unitholders.

Conference call information
As previously announced, XPLR Infrastructure's fourth-quarter and full-year 2024 financial results conference call is scheduled for 9 a.m. ET today. The listen-only webcast will be available on XPLR Infrastructure’s website by accessing the following link: www.XPLRInfrastructure.com. The financial results news release and the slides accompanying the presentation may be downloaded at www.XPLRInfrastructure.com, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

XPLR Infrastructure, LP
XPLR Infrastructure, LP (NYSE: NEP) is a limited partnership that owns clean energy infrastructure assets with a focus on contracted renewable energy projects with long-term, stable cash flows. XPLR Infrastructure is focused on creating value for its unitholders through disciplined capital allocation of the cash flows generated by its assets and is positioning itself to benefit from the expected long-term growth in the U.S. energy markets. Headquartered in Juno Beach, Florida, XPLR Infrastructure’s portfolio of contracted clean energy assets consists of wind, solar and battery storage projects in the U.S., as well as contracted natural gas pipeline assets in Pennsylvania. For more information about XPLR Infrastructure, please visit: www.XPLRInfrastructure.com.

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Adjusted EBITDA expectations represent projected (a) revenue less (b) project operating expenses, less (c) corporate G&A, plus (d) other income less (e) other deductions. Projected revenue as used in the calculations of projected EBITDA represents the sum of projected (a) operating revenues plus (b) a pre-tax allocation of production tax credits, plus (c) a pre-tax allocation of investment tax credits and plus (d) earnings impact from convertible investment tax credits.

FCFBG is defined as free cash flow before growth and represents adjusted EBITDA less (1) tax credits which include (a) a pre-tax allocation of production and investment tax credits to tax equity investors less proceeds from tax equity investors, (b) the pre-tax adjustment for production and investment tax credits earned by XPLR Infrastructure and (c) amortization of convertible investment tax credits; less (2) debt service which includes (a) cash interest paid on third party debt, (b) distributions to tax equity investors,

(c) investors' expected share of distributable cash flow from convertible equity portfolio financings and excludes (d) principal payments; less (3) capital maintenance and environmental expenditures; less (4) income tax payments; less (5) other non-cash items included in adjusted EBITDA if any.

XPLR Infrastructure's management uses adjusted EBITDA and FCFBG, and historically used CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. XPLR Infrastructure also uses these measures when communicating its financial results and earnings outlook to analysts and investors. XPLR Infrastructure's management believed that adjusted EBITDA and CAFD provided a more meaningful representation of XPLR Infrastructure's cash generating ability. Going forward, XPLR Infrastructure's management believes that adjusted EBITDA and FCFBG provide a more meaningful representation of XPLR Infrastructure's cash available for capital allocation. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income (loss), which is the most directly comparable GAAP measure.

XPLR Infrastructure does not provide a quantitative reconciliation of forward-looking adjusted EBITDA to GAAP net income, the most directly comparable GAAP financial measure, because certain information needed to reconcile this measure is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying this measure. These items include, but are not limited to, unrealized gains and losses related to derivative transactions, which could significantly impact GAAP net income. Adjusted EBITDA expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S.; public policy support for wind, solar and storage development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no changes to governmental policies or incentives; completion of the certain repowerings; and the sale of the Meade pipeline investment. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA, FCFBG and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of XPLR Infrastructure, LP (together with its subsidiaries, XPLR) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of XPLR's control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA and free cash flow before growth as well as statements concerning XPLR's future operating performance, planned sale of the Meade pipeline investment, equity issuance expectations, financing needs, return of capital to unitholders, buyouts of convertible equity portfolio financings, planned repowering of wind facilities, battery storage projects and other investment opportunities. In some cases, you can identify the forward-looking statements by words or phrases such as "will," "may result," "expect," "anticipate," "believe," "intend," "plan," "seek," "aim," "potential," "projection," "forecast," "predict," "goals," "target," "outlook," "should," "would" or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of XPLR and its business and financial condition are subject to risks and uncertainties that could cause XPLR’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require XPLR to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: XPLR's ability to make cash distributions to its unitholders is affected by the performance of its renewable energy projects which could be impacted by wind and solar conditions and in certain circumstances by market prices; operation and maintenance of renewable energy projects and pipelines involve significant risks that could result in unplanned power outages, reduced output or capacity, property damage, personal injury or loss of life; XPLR's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions and related impacts, including, but not limited to, the impact of severe weather; XPLR depends on certain of the renewable energy projects and the investment in pipeline assets in its portfolio for a substantial portion of its anticipated cash flows; developing and investing in power and related infrastructure, including repowering of its existing renewable energy projects, requires up-front capital and other expenditures and could expose XPLR to project development risks, as well as financing expense; geopolitical factors, terrorist acts, cyberattacks or other similar events could impact XPLR's projects, pipeline investment or surrounding areas and adversely affect its business; the ability of XPLR to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. XPLR's insurance coverage does not provide protection against all significant losses; XPLR relies on interconnection and transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipeline investment. If these facilities become unavailable, XPLR's projects and pipeline investment may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; XPLR's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase XPLR’s cost of operations and affect or limit its business plans; XPLR's renewable energy projects and pipeline investment may be adversely affected by new or revised laws or regulations, interpretations of these laws and regulations or a failure to comply with current applicable energy and pipeline regulations; XPLR does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to XPLR's rights or the United States of America (U.S.) Bureau of Land Management suspends its federal rights-of-way grants; XPLR is subject to risks associated with litigation or administrative proceedings; XPLR is subject to risks associated with its ownership interests in projects that undergo development or construction, including for repowering, and other capital improvements to its renewable energy projects, which could result in its inability to complete development and construction at those projects on time or at all, and make those projects too expensive to complete or cause the return on an investment to be less than expected; XPLR relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to XPLR or that they otherwise terminate their agreements with XPLR; XPLR or its pipeline investment may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPAs), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; if the energy production by or availability of XPLR's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; XPLR's ability to develop and/or acquire assets involves risks; reductions in demand for natural gas in the U.S. and low market prices of natural gas could materially adversely affect XPLR's pipeline investment's operations and cash flows; government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact XPLR and its ability to repower, acquire, develop or invest in clean energy and related projects; XPLR's ability to develop projects, including repowering renewable energy projects, face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; acquisitions of existing clean energy projects involve numerous risks; XPLR may acquire assets that use other renewable energy technologies and may acquire other types of assets. Any such acquisition may present unforeseen challenges and result in a competitive disadvantage relative to XPLR's more-established competitors; certain agreements which XPLR or its subsidiaries are parties to have provisions which may preclude XPLR from engaging in specified change of control and similar transactions; XPLR faces substantial competition primarily from regulated utility holding companies, developers, independent power producers, pension funds and private equity funds for opportunities in North America; regulatory decisions that are important to XPLR may be materially adversely affected by political, regulatory, operational and economic factors; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect XPLR's pipeline investment; XPLR may not be able to access sources of capital on commercially reasonable terms; restrictions in XPLR and its subsidiaries' financing agreements could adversely affect XPLR's business, financial condition, results of operations and ability to make cash distributions to its unitholders; XPLR may be unable to maintain its current credit ratings; XPLR's cash distributions to its unitholders may be reduced as a result of restrictions on XPLR's subsidiaries’ cash distributions to XPLR under the terms of their indebtedness or other financing agreements or otherwise to address alternative business purposes; XPLR's and its subsidiaries’ substantial amount of indebtedness may adversely affect XPLR's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness or refinance, extend or repay the indebtedness could have a material adverse effect on XPLR's financial condition; XPLR is exposed to risks inherent in its use of interest rate swaps; widespread public health crises and epidemics or pandemics may have material adverse impacts on XPLR’s business, financial condition, liquidity, results of operations and ability to grow its business and make cash distributions to its unitholders; NEE has influence over XPLR; under the cash sweep and credit support agreement, XPLR receives credit support from NEE and its affiliates. XPLR's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and XPLR will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) and certain of its affiliates are permitted to borrow funds received by XPLR Infrastructure Operating Partners, LP (XPLR OpCo) or its subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by XPRL OpCo. XPLR's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect XPLR's ability to consummate future sales or to obtain favorable sale terms; XPRL Infrastructure Partners GP, Inc. (XPRL GP) and its affiliates may have conflicts of interest with XPLR and have limited duties to XPLR and its unitholders; XPRL GP and its affiliates and the directors and officers of XPLR are not restricted in their ability to compete with XPLR, whose business is subject to certain restrictions; XPLR may only terminate the Management Services Agreement among XPLR, NextEra Energy Management Partners, LP (NEE Management), XPRL OpCo and XPLR Infrastructure Operating Partners GP, LLC under certain limited circumstances; if certain agreements with NEE Management or NEER are terminated, XPLR may be unable to contract with a substitute service provider on similar terms; XPLR's arrangements with NEE limit NEE’s potential liability, and XPLR has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to XPLR than it otherwise would if acting solely for its own account; XPLR's announced strategic repositioning of its business model and related distribution suspension may adversely impact the trading volume and price of XPRL's common units; XPLR's ability to make distributions to its unitholders depends on the ability of XPRL

OpCo to make cash distributions to its limited partners; if XPLR incurs material tax liabilities, XPLR's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the incentive distribution rights fee, which is currently suspended; holders of XPLR’s units may be subject to voting restrictions; XPLR’s partnership agreement replaces the fiduciary duties that XPRL GP and XPLR’s directors and officers might have to holders of its common units with contractual standards governing their duties and the New York Stock Exchange does not require a publicly traded limited partnership like XPLR to comply with certain of its corporate governance requirements; XPLR’s partnership agreement restricts the remedies available to holders of XPLR's common units for actions taken by XPLR’s directors or XPRL GP that might otherwise constitute breaches of fiduciary duties; certain of XPLR’s actions require the consent of XPRL GP; holders of XPLR's common units currently cannot remove XPRL GP without NEE’s consent and provisions in XPLR's partnership agreement may discourage or delay an acquisition of XPLR that XPLR unitholders may consider favorable; NEE’s interest in XPRL GP and the control of XPRL GP may be transferred to a third party without unitholder consent; reimbursements and fees owed to XPRL GP and its affiliates for services provided to XPLR or on XPLR's behalf will reduce cash distributions from XPRL OpCo and from XPLR to XPLR's unitholders, and there are no limits on the amount that XPRL OpCo may be required to pay; increases in interest rates could adversely impact the price of XPLR's common units, XPLR's ability to issue equity or incur debt for acquisitions or other purposes and XPLR's ability to make cash distributions to its unitholders; the liability of holders of XPLR's units, which represent limited partnership interests in XPLR, may not be limited if a court finds that unitholder action constitutes control of XPLR's business; unitholders may have liability to repay distributions that were wrongfully distributed to them; the issuance of common units, or other limited partnership interests, or securities convertible into, or settleable with, common units, and any subsequent conversion or settlement, will dilute common unitholders’ ownership in XPLR, may decrease the amount of cash available for distribution for each common unit, will impact the relative voting strength of outstanding XPLR common units and issuance of such securities, or the possibility of issuance of such securities, as well as the resale, or possible resale following conversion or settlement, may result in a decline in the market price for XPLR's common units; XPLR's future tax liability may be greater than expected if XPLR does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of XPLR's tax positions; XPLR's ability to use NOLs to offset future income may be limited; XPLR will not have complete control over XPLR's tax decisions; and distributions to unitholders may be taxable as dividends. XPLR discusses these and other risks and uncertainties in its annual report on Form 10‑K for the year ended December 31, 2023 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and XPLR undertakes no obligation to update any forward-looking statements.

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
OPERATING REVENUES	$294	$232	$1,230	$1,078
OPERATING EXPENSES
Operations and maintenance	115	130	504	520
Depreciation and amortization	139	137	550	521
Goodwill impairment charge	538	—	538	—
Taxes other than income taxes and other	18	18	74	65
Total operating expenses – net	810	285	1,666	1,106
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	—	—	13	—
OPERATING LOSS	(516)	(53)	(423)	(28)
OTHER INCOME (DEDUCTIONS)
Interest expense	62	(200)	(170)	(394)
Equity in earnings (losses) of equity method investees	(19)	24	107	152
Equity in earnings (losses) of non-economic ownership interests	2	(13)	18	4
Other – net	3	4	47	9
Total other income (deductions) – net	48	(185)	2	(229)
LOSS BEFORE INCOME TAXES	(468)	(238)	(421)	(257)
INCOME TAX BENEFIT	(80)	(33)	(42)	(25)
LOSS FROM CONTINUING OPERATIONS	(388)	(205)	(379)	(232)
INCOME FROM DISCONTINUED OPERATIONS	—	353	—	450
NET INCOME (LOSS)	(388)	148	(379)	218
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	287	(36)	369	(18)
NET INCOME (LOSS) ATTRIBUTABLE TO XPLR	$(101)	$112	$(10)	$200

Earnings (loss) per common unit attributable to XPLR – basic and assuming dilution(a)
From continuing operations	$(1.08)	$(0.35)	$(0.11)	$0.34
From discontinued operations	—	1.55	—	1.84
Earnings (loss) per common unit attributable to XPLR – basic and assuming dilution	$(1.08)	$1.20	$(0.11)	$2.18
Weighted-average number of common units outstanding – basic	93.5	93.4	93.5	91.6
Weighted-average number of common units outstanding – assuming dilution	93.5	93.4	93.5	91.6
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(a)    Adjusted for impact of dilutive securities
XPLR INFRASTRUCTURE, LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$(388)	$148	$(379)	$218
Add back:
Depreciation and amortization	139	137	550	521
Interest expense	(62)	200	170	394
Income taxes	(80)	(33)	(42)	(25)
Goodwill impairment charge	538	—	538	—
Tax credits	254	253	1,019	944
Amortization of intangible assets/liabilities – PPAs – net	20	21	83	82
Noncontrolling interests in Silver State, Star Moon Holdings, Emerald Breeze and Sunlight Renewables Holdings	(6)	(10)	(59)	(77)
Gains on disposal of businesses/assets – net	—	—	(13)	—
Equity in losses (earnings) of non-economic ownership interests	(2)	13	(18)	(4)
Depreciation and interest expense included within equity in earnings (losses) of equity method investees	14	23	70	77
Impairment included within equity in earnings (losses) of equity method investees	52	—	52	—
Discontinued operations	—	(314)	—	(270)
Other	4	16	(12)	15
Adjusted EBITDA	$483	$454	$1,959	$1,875
Tax credits	(230)	(231)	(917)	(848)
Other – net	(14)	(15)	(52)	(57)
Cash available for distribution before debt service payments	$239	$208	$990	$970
Cash interest paid	(45)	(55)	(217)	(204)
Debt repayment principal(a)	(77)	(67)	(117)	(77)
Cash available for distribution	$117	$86	$656	$689
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(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$283	$274
Accounts receivable	105	114
Other receivables	86	64
Due from related parties	148	1,575
Inventory	108	82
Other	130	107
Total current assets	860	2,216
Other assets:
Property, plant and equipment – net	14,555	14,837
Intangible assets – PPAs – net	1,817	1,987
Goodwill	290	833
Investments in equity method investees	1,784	1,853
Other	1,019	785
Total other assets	19,465	20,295
TOTAL ASSETS	$20,325	$22,511
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$65	$72
Due to related parties	159	87
Current portion of long-term debt	705	1,348
Accrued interest	46	38
Accrued property taxes	32	43
Other	80	83
Total current liabilities	1,087	1,671
Other liabilities and deferred credits:
Long-term debt	4,609	4,941
Asset retirement obligations	366	331
Due to related parties	43	53
Intangible liabilities – PPAs – net	1,121	1,210
Other	201	248
Total other liabilities and deferred credits	6,340	6,783
TOTAL LIABILITIES	7,427	8,454
COMMITMENTS AND CONTINGENCIES
EQUITY
Common units (93.5 and 93.4 units issued and outstanding, respectively)	3,234	3,576
Accumulated other comprehensive loss	(6)	(7)
Noncontrolling interests	9,670	10,488
TOTAL EQUITY	12,898	14,057
TOTAL LIABILITIES AND EQUITY	$20,325	$22,511

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Years Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(379)	$218
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	550	553
Intangible amortization – PPAs	82	82
Change in value of derivative contracts	(91)	284
Deferred income taxes	6	34
Equity in earnings of equity method investees, net of distributions received	73	32
Equity in earnings of non-economic ownership interests, net of distributions received	3	(4)
Gains on disposal of businesses/assets – net	(13)	(375)
Goodwill impairment charge	538	—
Other – net	17	20
Changes in operating assets and liabilities:
Current assets	(17)	(34)
Noncurrent assets	(13)	(81)
Current liabilities	45	(14)
Noncurrent liabilities	(1)	16
Net cash provided by operating activities	800	731
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of membership interests in subsidiaries – net	—	(661)
Capital expenditures and other investments	(241)	(1,269)
Proceeds from sale of a business	—	1,885
Payments from (to) related parties under CSCS agreement – net	1,384	(1,213)
Reimbursements from related parties for capital expenditures	66	1,063
Other – net	27	1
Net cash provided by (used in) investing activities	1,236	(194)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	3	315
Issuances of long-term debt, including premiums and discounts	354	2,362
Retirements of long-term debt	(1,345)	(1,523)
Debt issuance costs	(2)	(12)
Partner contributions	63	—
Partner distributions	(816)	(741)
Proceeds on sale of Class B noncontrolling interests – net	—	177
Payments to Class B noncontrolling interest investors	(92)	(146)
Buyout of Class B noncontrolling interest investors	(254)	(972)
Proceeds on sale of differential membership interests	—	92
Proceeds from differential membership investors	173	153
Payments to differential membership investors	(75)	(225)
Change in amounts due to related parties	(1)	(2)
Other – net	(10)	(5)
Net cash used in financing activities	(2,002)	(527)
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	34	10
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF YEAR	294	284
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF YEAR	$328	$294